UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14a
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec.240.14a-12

CATALYST BIOSCIENCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On August 3, 2022, Catalyst Biosciences, Inc. issued the press release below.

Leading Independent Proxy Advisory Firms ISS and Glass Lewis Recommend Catalyst Stockholders Vote “FOR” All of the Company’s Nominees on the WHITE Proxy Card

ISS and Glass Lewis Highlight That Stockholders Are Best Served by Allowing the Incumbent Board to Pursue Its Cash Distribution Plan

Catalyst Urges Stockholders to VOTE “FOR” All of the Company’s Nominees

SOUTH SAN FRANCISCO, Calif., August 3, 2022 (GLOBE NEWSWIRE) -- Catalyst Biosciences, Inc. (NASDAQ: CBIO) (the “Company,” “Catalyst” or “we”) today announced that leading proxy advisory firms Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis have recommended that Catalyst stockholders vote FOR all of the Company’s nominees on the WHITE proxy card in advance of Catalyst’s upcoming 2022 Annual Meeting of Stockholders (the “Annual Meeting”), scheduled to be held on August 15, 2022.

In its report, ISS specifically noted:1

•
“In light of the board’s success at selling the complement portfolio for more than the market’s expectations, and its commitment to make an initial cash distribution to shareholders following the resolution of the dissident’s proxy contest and litigation, shareholders appear to be best served by encouraging the board to continue pursuing its existing plan.”

•
“[T]he presence on the board of two independent directors appointed as part of a settlement with the dissident in 2020 (one of whom, [Dr. Geoffrey] Ling, was selected by the dissident), and the addition of a shareholder representative as an observer, appear to be sufficient safeguards to allow the incumbent directors to proceed with their stated plan.”

•	“[I]t is preferable to allow the incumbent board an opportunity to continue with its plan to return available cash and attempt to monetize remaining assets over the next year.”

In its report, Glass Lewis specifically noted:1

•
“Given that the board has already implemented (or committed to substantially implement) the Dissident’s core suggestions for the Company, we believe there is insufficient basis to support the Dissident’s campaign for further board seats at this time.”

•	“We also agree with the board that the Dissident Nominees lack both relevant industry-specific experience and sufficient independence from the Dissident.”

•
“[B]ased on the biographical information presented by the Dissident, it’s unclear to us whether the Dissident Nominees have any substantive experience at other firms that could be viewed as a close parallel to the Company’s current situation (i.e., situations involving the successful divestment of assets and a significant return of capital to investors).”

•	“[W]e recommend that shareholders vote on the Company’s WHITE proxy card FOR all nominees.”

1 ISS and Glass Lewis reports, August 2, 2022. Permission to use quotes neither sought nor obtained.

On behalf of the Board, Nassim Usman, Ph.D., Chief Executive Officer of Catalyst Biosciences, commented, “We are pleased that both ISS and Glass Lewis have recommended that Catalyst stockholders support the reelection of our three nominees. Augustine Lawlor, Dr. Geoffrey Ling and Eddie Williams are highly qualified leaders, each of whom played an important role in developing our Cash Distribution Plan and is fully committed to implementing the Plan for the benefit of all stockholders.”

Catalyst stockholders are reminded that their support is crucial, regardless of how many shares they own. To follow the recommendation of ISS, Glass Lewis and of our Board, stockholders should support Catalyst’s Board of Directors and the Cash Distribution Plan TODAY.

Vote “FOR” ALL nominees on the WHITE proxy card.

About Catalyst Biosciences
Catalyst is a biotechnology company focused on protease therapeutics to address unmet medical needs in disorders of the complement and coagulation systems. After the transaction of its complement pipeline, Catalyst’s product candidates consist of the coagulation related assets marzeptacog alfa (activated) (“MarzAA”), dalcinonacog alfa (“DalcA”), and CB 2679d-GT. MarzAA is a SQ administered next generation engineered coagulation Factor VIIa (“FVIIa”) for the treatment of episodic bleeding and prophylaxis in subjects with rare bleeding disorders. DalcA is a next-generation SQ administered FIX. CB 2679d-GT is an AAV-based gene therapy construct harboring the DalcA sequence. Both MarzAA and DalcA have shown sustained efficacy and safety in mid-stage clinical trials and are available for partnering. CB 2679d-GT has obtained preclinical proof-of-concept and is also available for partnering.

Additional Information and Where to Find It
Catalyst Biosciences, Inc. (the “Company”) has filed a definitive proxy statement, an accompanying WHITE proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”). BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by selecting “Financials & Filings” in the “Investors” tab of the Company’s website at www.catalystbiosciences.com.

Certain Information Regarding Participants in the Solicitation
The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. The names of these directors and executive officers and their respective direct and indirect interests, by security holdings or otherwise, in the Company are set forth in the Company’s definitive proxy statement filed with the SEC on July 19, 2022.

Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements include, without limitation, those regarding the amount and timing of planned cash distributions, potential uses of and markets for MarzAA, DalcAA and CB 2679-GT, and Catalyst’s plans to continue to explore strategic alternatives. Actual results or events could differ materially from the plans, intentions, expectations, and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially, including, but not limited to, the risks that Catalyst’s obligations and liabilities will be greater than currently anticipated, that the pending litigation and anticipated proxy contest with JDS1 will not be resolved in a timely manner and the expenses associated with that litigation will be greater than anticipated, that Catalyst will not be able to identify strategic partners interested in MarzAA, DalcAA, CB 2679-GT or any other transaction with the Company, and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022, the Quarterly Report on Form 10-Q filed with the SEC on May 9, 2022, and in other filings filed from time to time with the SEC. The Company does not assume any obligation to update any forward-looking statements, except as required by law.

Contact Information
Trisha Colton
Catalyst Biosciences, Inc.
investors@catbio.com